                                                                 Exhibit (a)(ii)

                               ARTICLES OF MERGER
                                       OF
                                ALPHA FUND, INC.
                             (A Georgia Corporation)
                                  WITH AND INTO
                       THE ENTERPRISE GROUP OF FUNDS, INC.
                            (A Maryland Corporation)

                                       1.

         The Agreement and Plan of Merger attached hereto as Exhibit A and incorporated herein by reference (the "Agreement and Plan of Merger") was duly approved and adopted on July 22, 1987, by the Board of Directors and on September 14, 1987 by the shareholders of Alpha Fund, Inc. and on September 14, 1987 by the Board of Directors and the sole shareholder of The Enterprise Group of Funds, Inc. The terms and conditions of the merger were advised, authorized and approved by each of such corporations in the manner and by the vote required by its charter, by-laws and by the laws of its state of incorporation.

                                       2.

         The surviving corporation of the merger will be The Enterprise Group of Funds, Inc.

                                       3.

                  The Enterprise Group of Funds, Inc. was incorporated under the laws of the State of Maryland on July 30, 1987. The address of the principal place of business of The Enterprise Group of Funds, Inc. in Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Baltimore County, Maryland 21202. On the date of submission of the Agreement and Plan of Merger to the sole shareholder of The Enterprise Group of Funds, Inc., there were 5,000 shares of common stock, $0.10 par value, of said corporation outstanding and entitled to vote, and the Agreement and Plan of Merger was approved by the unanimous written consent of the holders of all such 5,000 shares.

                                       4.

         Alpha Fund, Inc. was incorporated under the laws of the State of Georgia on April 17, 1986. The address of its principal place of business is 250 Piedmont Avenue,

Suite 2100, Atlanta, Georgia 30365. On the date of submission of the Agreement and Plan of Merger to the shareholders of Alpha Fund, Inc., there were 3,729,520.146 shares of common stock, 33-1/3 cents par value, of said corporation outstanding and entitled to vote, and the Agreement and Plan of Merger was approved by the vote of the holders of 2,510,194.127 shares, the affirmative vote of the holders of 2,486,346.764 shares being required to adopt the Agreement and Plan of Merger.

                                       5.

         The merger contemplated by the Agreement and Plan of Merger shall become effective as of the close of business on the latest of the dates on which these Articles of Merger have been delivered to the Maryland State Department of Assessments and Taxation (the "Department") and to the Georgia Secretary of State (the "Secretary of State") and each of the Department and the Secretary of State shall have accepted the Articles of Merger for record.

         IN WITNESS WHEREOF, the undersigned have caused these Articles of Merger to be executed by their duly authorized representatives, in several counterparts, and their corporate seals affixed hereto this 14th day of September, 1987.


                                    ALPHA FUND, INC.

                                    By:    /s/ E. JAMES WISNER
                                       -----------------------------------------
                                         E. James Wisner, Chairman
                                              and President

                                    Attest:  /s/ LEILANI S. HALL
                                           -------------------------------------
                                              Leilani S. Hall, Secretary
(CORPORATE SEAL)

                                    THE ENTERPRISE GROUP OF FUNDS, INC.


                                    By:    /s/ E. JAMES WISNER
                                       -----------------------------------------
                                         E. James Wisner, Chairman
                                              and President

                                    Attest:  /s/ LEILANI S. HALL
                                           -------------------------------------
                                              Leilani S. Hall, Secretary

(CORPORATE SEAL)

STATE OF GEORGIA

COUNTY OF FULTON

         Before me, a Notary Public in and for said County and State aforesaid personally appeared E. James Wisner, who acknowledged himself to be the President of Alpha Fund, Inc. (the "Corporation") and that he, as such officer being authorized so to do, executed the foregoing Articles of Merger on behalf of the Corporation for the purposes therein contained by signing the name of the Corporation by himself as such officer, and certified and verified, under penalties for perjury, that, to the best of his knowledge, information and belief, all matters and facts stated in the foregoing Articles of Merger are true and correct in all material respects.

         WITNESS my hand and official seal in the County and State aforesaid
this     day of September, 1987.

My commission expires:                      /s/ NINA ALTMAN
                                            ------------------------------------
                                            Signature

My county of residence:                     /s/ NINA ALTMAN
                  /s/ Gwinnett              ------------------------------------
                                            Printed

                                                   NOTARY PUBLIC
STATE OF GEORGIA

COUNTY OF FULTON

         Before me, a Notary Public in and for said County and State aforesaid personally appeared E. James Wisner, who acknowledged himself to be the President of The Enterprise Group of Funds, Inc. (the "Corporation") and that he, as such officer being authorized so to do, executed the foregoing Articles of Merger on behalf of the Corporation for the purposes therein contained by signing the name of the Corporation by himself as such officer, and certified and verified, under penalties for perjury, that, to the best of his knowledge, information and belief, all matters and facts stated in the foregoing Articles of Merger are true and correct in all material respects.

         WITNESS my hand and official seal in the County and State aforesaid this day of September, 1987.


My commission expires:                      /s/ NINA ALTMAN
                                            ------------------------------------
                                            Signature

My county of residence:                     /s/ NINA ALTMAN
                  /s/ Gwinnett              ------------------------------------
                                            Printed

                                                    NOTARY PUBLIC

                          AGREEMENT AND PLAN OF MERGER


         This is an AGREEMENT AND PLAN OF MERGER, dated September ____, 1987, by and between ALPHA FUND, INC., a Georgia corporation ("Alpha") and THE ENTERPRISE GROUP OF FUNDS, INC., a Maryland corporation ("Enterprise").

         1. Corporations Proposing to Merge and Surviving Corporation.

                  The corporations proposing to merge are Alpha and Enterprise. Upon the Effective Date of the Merger, as hereinafter defined, Alpha shall be merged into Enterprise, which shall be the surviving corporation (the "Surviving Corporation") after the merger (the "Merger") and shall continue to exist as a corporation created and governed by the laws of the State of Maryland.

         2. Terms and Conditions of the Merger.

                  Alpha and Enterprise shall perform and comply in all material respects with any and all terms and conditions set forth herein.

         3. Effective Date of the Merger.

                  The Merger shall be effective as of the close of business on the date on which the Articles of Merger of Alpha with and into Enterprise shall have been duly delivered to the Maryland State Department of Assessments and Taxation and the Georgia Secretary of State (the "Departments") in accordance with the laws of the States of Maryland and Georgia and the Departments each shall have accepted the Articles of Merger for record (the date and time of the later of such events being hereinafter referred to as the "Effective Date of the Merger"). For tax and accounting purposes, the merger shall be deemed to be effective as of the close of business on the business day next prior to the Effective Date.

         4. Effect of the Merger

                  At the Effective Date of the Merger, Alpha and Enterprise shall be a single corporation, which shall be Enterprise, and the separate existence of Alpha shall cease. The Surviving Corporation shall have all the rights, privileges, immunities and powers of Alpha and of a corporation organized under the Maryland General Corporation Law and shall be subject to all the duties and liabilities of a corporation organized under the Maryland General Corporation Law. The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of Alpha and Enterprise; all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and each and every other interest of or belonging to or due to each of Alpha and Enterprise shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in Alpha or Enterprise shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of Alpha and Enterprise, and any claim existing or action or proceeding pending by or against Alpha or Enterprise may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of Alpha or Enterprise shall be impaired by the Merger.

         5. Manner and Basis of Converting Shares of Alpha into Shares of Enterprise.

                  (a) At the Effective Date of the Merger, the sole shareholder of Enterprise shall receive $0.10 for each of his shares of Enterprise and shall surrender to Enterprise all certificates representing such shares, which shares shall be cancelled and retired.

                  (b) At the Effective Date of the Merger, each outstanding share (or fraction thereof) of the 33-1/3 cent par value Common Stock of Alpha ("Alpha Common Stock") shall thereupon automatically become and convert into one newly-issued share (or the same fraction thereof) of the $0.10 par value voting Growth Portfolio Common Stock of Enterprise ("Growth Portfolio Common Stock"). Any shares of Alpha Common Stock held as treasury stock by Alpha shall be cancelled and retired and no consideration shall be issued or given in exchange therefor.

                  (c) With respect to those shareholders of Alpha whose shares are held on deposit by Alpha's transfer agent and who have not been issued certificates representing their shares of Alpha Common Stock, appropriate book entries will be made to evidence the conversion of each share of Alpha Common Stock into one share of Growth Portfolio Common Stock, or the appropriate fraction thereof.

                  (d) With respect to those shareholders of Alpha who have been issued certificates representing shares of Alpha Common Stock, such certificates shall automatically be deemed to represent an equal number of shares of Growth Portfolio Common Stock without the necessity of being exchanged for new certificates.

         6. Articles of Incorporation.

                  Until altered, amended or repealed in accordance with the Maryland General Corporation Law, the Articles of Incorporation of Enterprise as in effect at the Effective Date of the Merger shall continue to be the Articles of Incorporation of the Surviving Corporation.

         7. Bylaws.

                  Until altered, amended or repealed as provided therein, the bylaws of Enterprise as in effect at the Effective Date of the Merger shall continue to be the bylaws of the Surviving Corporation.

         8. Directors

                  The directors of the Surviving Corporation shall be the directors of Alpha immediately prior to the Effective Date of the Merger.

         9. Officers.

                  The officers of the Surviving Corporation shall be the officers of Alpha immediately prior to the Effective Date of the Merger.

         10. Amendments.

                  This Agreement and Plan of Merger may be supplemented or amended in any manner at any time and from time to time prior to the Effective Date of the Merger by an agreement in writing signed by and on behalf of Alpha and Enterprise, without any further action by the shareholders of Alpha or Enterprise.

         11. Termination.

                  This Agreement and Plan of Merger may be terminated or abandoned at any time prior to the Effective Date of the Merger by an agreement in writing signed by and on behalf of Alpha and Enterprise, without any further action by the shareholders of Alpha or Enterprise.

         12. Further Assurances.

                  If at any time the Surviving Corporation shall consider or be advised that any further assignments or assurances or any other actions or things are necessary or desirable to vest in the Surviving Corporation, according to the terms hereof, the title of any property or rights of Alpha, the last acting officers and directors of Alpha, or the corresponding officers and directors of the Surviving Corporation, as appropriate, shall and will execute and make all such proper assignments and assurances and do all such actions and things necessary or proper to vest title in such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Agreement and Plan of Merger.

         13. Governing Law.

                  This Agreement and Plan of Merger and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Maryland, and, to the extent applicable, the laws of the State of Georgia.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger, pursuant to authority duly given by its respective Board of Directors, and by its shareholders, to be duly executed on its behalf and in its corporate name by its duly authorized officers and its corporate seal affixed hereto, as of the date first above written.

                                    ALPHA FUND, INC.


                                    By:  /s/ E. JAMES WISNER
                                       -----------------------------------------
                                         E. James Wisner, Chairman of
                                         the Board and President

                                    Attest:  /s/ LEILANI S. HALL
                                           -------------------------------------
                                             Leilani S. Hall, Secretary

                                                 (CORPORATE SEAL)


                                    THE ENTERPRISE GROUP OF FUNDS, INC.


                                    By:  /s/ E. JAMES WISNER
                                       -----------------------------------------
                                         E. James Wisner, Chairman of
                                         the Board and President

                                    Attest:  /s/ LEILANI S. HALL
                                           -------------------------------------
                                             Leilani S. Hall, Secretary

                                                 (CORPORATE SEAL)

STATE OF GEORGIA

COUNTY OF FULTON

         Before me, a Notary Public in and for said County and State aforesaid personally appeared E. James Wisner, who acknowledged himself to be the Chairman of the Board and President of Alpha Fund, Inc. (the "Corporation") and that he, as such officer being authorized so to do, executed the foregoing Agreement and Plan of Merger on behalf of the Corporation for the purposes therein contained by signing the name of the Corporation by himself as such officer, and certified and verified, under penalties for perjury, that, to the best of his knowledge, information and belief, all matters and facts stated in the foregoing Agreement and Plan of Merger are true and correct in all material respects.

         WITNESS my hand and official seal in the County and State aforesaid this 14th day of September, 1987.

My commission expires:                      /s/ NINA ALTMAN
                                            ------------------------------------
                                            Signature

My county of residence:                     /s/ NINA ALTMAN
                  /s/ Gwinnett              ------------------------------------
                                            Printed

                                                      NOTARY PUBLIC

STATE OF GEORGIA

COUNTY OF FULTON

         Before me, a Notary Public in and for said County and State aforesaid personally appeared E. James Wisner, who acknowledged himself to be the Chairman of Board and President of The Enterprise Group of Funds, Inc. (the "Corporation") and that he, as such officer being authorized so to do, executed the foregoing Agreement and Plan of Merger on behalf of the Corporation for the purposes therein contained by signing the name of the Corporation by himself as such officer, and certified and verified, under penalties for perjury, that, to the best of his knowledge, information and belief, all matters and facts stated in the foregoing Agreement and Plan of Merger are true and correct in all material respects.

         WITNESS my hand and official seal in the County and State aforesaid this 14th day of September, 1987.

My commission expires:                      /s/ NINA ALTMAN
                                            ------------------------------------
                                            Signature

My county of residence:                     /s/ NINA ALTMAN
                  /s/ Gwinnett              ------------------------------------
                                            Printed

                                                       NOTARY PUBLIC

                             ARTICLES SUPPLEMENTARY
                                       OF
                       THE ENTERPRISE GROUP OF FUNDS, INC.



                                       I.

         The name of the corporation, which was organized under Maryland General Corporation Laws, is THE ENTERPRISE GROUP OF FUNDS, INC.

                                       II.

         The corporation is registered as an open-end company under the Investment Company Act of 1904.

                                      III.

The total number of shares of capital stock that the Corporation has authority to issue has been increased from 300,000,000 shares of common stock, $.10 par value, with an aggregate par value of $30,000,000 to 800,000,000 shares of common stock, $.10 par value, with an aggregate par value of $80,000,000 by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         IN WITNESS WHEREOF, the undersigned President of The Enterprise Group of Funds, Inc. hereby executes the foregoing Articles Supplementary and acknowledges the same to be the act of The Enterprise Group of Funds, Inc. and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

         Dated the 23 day of May, 1990.


                                        The Enterprise Group of Funds, Inc.

                                        By:  /s/ KEITH E. MITCHELL
                                           -------------------------------------
                                             Keith E. Mitchell, President

Attest:

       /s/ HELYN A. SYMONS
----------------------------------
     Helyn Symons, Secretary

                              ARTICLES OF AMENDMENT

                       THE ENTERPRISE GROUP OF FUNDS, INC.

         The Enterprise Group of Funds, Inc., a Maryland Corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:
         The charter of the corporation is hereby amended as follows:

                                    ARTICLE V

                                  CAPITAL STOCK

         The total number of shares of capital stock which the Corporation shall have authority to issue is Eight Hundred Million (800,000,000) shares of Common Stock of the par value of Ten Cents ($0.10) per share and of the aggregate par value of $80,000,000. The Board of Directors is authorized to and shall issue the Common Stock in one or more classes or series, each of which series shall be called a "Portfolio." Each Class and Portfolio shall have such distinctive designations as may be stated in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. In such resolution or resolutions providing for the issuance of shares of each Class or Portfolio, the Board of Directors is hereby expressly authorized and empowered to fix the number of shares constituting such Class or Portfolio.

         1) The Board of Directors may classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time-to-time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class of series.

         2) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such time as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes and series. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular class or series of capital stock may be charged to and borne solely by a class or series of capital stock may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of each class or series of capital stock.

         (3) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, and in effect from time-to-time, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes or series as described above, (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then, subject to paragraph (c) below, the shares of all other classes and series not entitled to a separate class vote shall vote as a single class, and (c) as to any matter which does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of one or more affected classes and series shall be entitled to vote.

         (4) Notwithstanding any provisions of the Maryland General Corporation Law regarding a greater proportion than a majority of the votes of all classes or series of capital stock of the Corporation (or of any class or series entitled to vote thereon as a separate class or series) to take or authorize any action, the Corporation is hereby authorized (subject to the requirements of the Investment Company Act of 1940, as amended, and in effect from time-to-time, and any rules, regulations and orders issued thereunder) to take such action upon the concurrence of a majority of the aggregate number of shares of a class or series entitled to vote thereon as a separate class or series).

         (5) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of all classes and series of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation; provided, however, that in the event the capital stock of the Corporation shall be classified or reclassified into series, holders of any shares of capital stock within such series shall be entitled to share ratably out of the assets belonging to such series.

         This amendment to the charter has been approved by the Directors and the Shareholders.

         We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

   /s/ CATHERINE R. MCCLELLAN                       /s/ VICTOR UGOLYN
----------------------------------          ------------------------------------
Catherine R. McClellan, Secretary                Victor Ugolyn, President

State of Maryland                                           PARRIS N. GLENDENING
DEPARTMENT OF                                                    Governor
ASSESSMENTS AND TAXATION                                     RONALD W. WINEHOLT
                                                                 Director
Charter Division                                              PAUL B. ANDERSON
                                                                Administrator


--------------------------------------------------------------------------------


                              ARTICLES OF AMENDMENT
                       (See instructions on previous page)

              ---------------------------------------------------
                                    (1)

(2) The Enterprise Group of Funds, Inc., a Maryland corporation hereby certified to the State Department of Assessments and Taxation of Maryland that:

(3) The charter of the corporation is hereby amended as follows: The total number of shares of capital stock that the Corporation has authority to issue has been increased from 800,000,000 shares of common stock, $.10 par value, with an aggregate par value of $80,000,000 to 1,700,000,000 shares of common stock, $.10 par value, with an aggregate par value of
          $170,000,000 to be designated by the Board of Directors for Class A, Class B, Class C and Class Y shares of the Growth, Growth & Income, Equity, Equity Income, Capital Appreciation, Small Company Income, Small Company Growth, International Growth, Managed, Government Securities, Tax-Exempt, High-Yield Bond and Money Market Portfolios.
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------


This amendment of the charter of the corporation has been approved by

The Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law,


We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

/s/  CATHERINE R. MCCLELLAN                          /s/ VICTOR UGOLYN
----------------------------------          ------------------------------------
         SECRETARY                                       PRESIDENT

               MAIL TO: STATE DEPARTMENT OF ASSESSMENTS & TAXATION
                        301 WEST PRESTON STREET, ROOM 809
                               BALTIMORE, MD 2101
                               PHONE: 410-767-1350

                              ARTICLES OF TRANSFER

         Retirement System Fund, Inc., a Maryland corporation, on behalf of its portfolios, Intermediate Term Fixed Income Fund, Money Market Fund, Emerging Growth Equity Fund, and Core Equity Fund (the "Transferor"), and The Enterprise Group of Funds, Inc. on behalf of its portfolios, Enterprise Government Securities Portfolio, Enterprise Money Market Portfolio, Enterprise Small Company Growth Portfolio, and Enterprise Growth and Income Portfolio (the "Transferee"), hereby certify to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Transferor agrees to sell and transfer all or substantially all of its net assets to the Transferee. The terms and conditions of the sale and the manner of carrying the same into effect are more particularly set forth in these Articles of Transfer (the "Articles"). The sale and transfer are to the effective at 10:00 a.m., on July 17, 1997.

         SECOND: The parties to these Articles are Retirement System Fund Inc., a corporation organized and existing under the laws of the State of Maryland, and The Enterprise Group of Funds, Inc., a corporation organized and existing under the laws of the State of Maryland.

         THIRD: The Transferee was incorporated under the laws of the State of Maryland on January 2, 1968.

         FOURTH: The address and principal place of business of the Transferee are as follows: Atlanta Financial Center 3343 Peachtree Road, N.E. Suite 450, Atlanta, Georgia 30326.

         FIFTH: The principal office of the Transferor in the State of Maryland is located in Baltimore City, Maryland, and the principal place of business of the Transferor is 317 Madison Avenue, New York, NY 10017.

         SIXTH: The name and address of the Transferee's resident agent in the State of Maryland are as follows: Corporation Trust Incorporated, 32 South St., Baltimore, MD 21202.

         SEVENTH: The Transferee will acquire all of the net assets of the Transferor, in exchange for the Class Y Shares of the Intermediate Term Fixed Income Fund, Money Market Fund, Emerging Growth Equity Fund, and Core Equity Fund, to be distributed pro rata by the Transferor to the holders of its shares, and the Transferee will assume the Transferor's liabilities, if any, in accordance with the terms and conditions set forth in an Agreement and Plan of Reorganization between the parties dated July 17, 1997 (the "Agreement")>

         EIGHTH: The sale and transfer of assets reflected in these Articles were duly advised by the Board of Directors of the Transferor at a meeting held December 19, 1996, at which meeting the Board duly adopted a resolution declaring such transfer and sale advisable substantially upon the terms and conditions set forth in these Articles and directing that such sale and transfer be submitted for action thereon by the shareholders of the Transferor. The sale and transfer reflected by these Articles were duly approved by the holders of a majority of the outstanding shares of the Transferor entitled to vote at a meeting held on July 15, 1997.

         NINTH: The purchase and transfer of assets reflected in these Articles were duly approved by the Board of Directors of the Transferee at a meeting held on February 20, 1997, at which meeting the Board duly adopted a resolution approving the said purchase and transfer substantially upon the terms and conditions set forth in these Articles.

         TENTH: The terms and conditions of the transactions set forth in the Articles were advised, authorized and approved by each of the parties to these Articles in the manner and by the vote required by their respective organizational documents and by the laws of their respective States of incorporation or organization.

         IN WITNESS WHEREOF, the corporation party to these Articles has caused these Articles to be signed in its corporate name and on its behalf by its respective President or Vice President and its corporate seals to be hereunto affixed and attested by its Secretary or Assistant Secretary, and each officer signing these Articles acknowledges them to be the corporate act of his or her corporation and that, to the best of his or her knowledge, information and belief, all matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects and that this verification is made under the penalties of perjury and each other party to these Articles has caused these Articles to be signed by an officer thereunto duly authorized and to be acknowledged on its behalf as the act of such party.

Attest:                                              THE ENTERPRISE GROUP OF FUNDS, INC.
                                                     on behalf of its portfolios ENTERPRISE
                                                     GOVERNMENT SECURITIES PORTFOLIO,
                                                     ENTERPRISE MONEY MARKET
                                                     PORTFOLIO, ENTERPRISE SMALL
                                                     COMPANY GROWTH PORTFOLIO and
                                                     ENTERPRISE GROWTH AND INCOME
                                                     PORTFOLIO

/s/ CATHERINE R. MCCLELLAN                           By: /s/ PHILLIP G. GOFF
---------------------------------------              ---------------------------------------
Catherine R. McClellan, Secretary                         Phillip Goff, Vice President


[Affix Corporate Seal]
                                                     RETIREMENT SYSTEM FUND INC.
                                                     on behalf of its portfolios INTERMEDIATE
                                                     TERM FIXED INCOME FUND, MONEY
                                                     MARKET FUND, EMERGING GROWTH
                                                     EQUITY FUND and CORE EQUITY FUND


/s/ STEPHEN P. POLLAK                                By:  /s/ JOHN MEUSER
---------------------------------------              ---------------------------------------
Stephen P. Pollak, Secretary                              John Meuser, Sr. Vice Pres. Treasurer

                       THE ENTERPRISE GROUP OF FUNDS, INC.
                             ARTICLES SUPPLEMENTARY


         THE ENTERPRISE GROUP OF FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors of the Corporation, an open-end investment company and registered under the Investment Company Act of 1940, as amended, and having authorized capital of eight hundred million (800,000,000) shares of common stock, par value $.10 per share, has adopted resolutions as follows:

         (1) increase the number of authorized shares from one billion seven hundred million (1,700,000,000) of common stock, $.10 par value, with an aggregate par value of $170,000,000 to two billion five hundred million (2,500,000,000) shares of common stock, $.10 par value, with an aggregate par value of two hundred fifty million dollars ($250,000,000); and

         (2) classify two hundred million (200,000,000) of the authorized, unissued and unclassified shares of the common stock, par value $.10 per share, with an aggregate par value of two hundred thousand dollars ($200,000), as Class A Common Stock (Global Financial Services); and

         (3) classify two hundred million (200,000,000) of the authorized, unissued and unclassified shares of the common stock, par value $.10 per share, with an aggregate par value of two hundred thousand dollars ($200,000), as Class B Common Stock (Global Financial Services); and

         (4) classify two hundred million (200,000,000) of the authorized, unissued and unclassified shares of the common stock, par value $.10 per share, with an aggregate par value of two hundred thousand dollars ($200,000), as Class C Common Stock (Global Financial Services); and

         (5) classify two hundred million (200,000,000) of the authorized, unissued and unclassified shares of the common stock, par value $.10 per share, with an aggregate par value of two hundred thousand dollars ($200,000), as Class Y Common Stock (Global Financial Services).

         SECOND: A description of the shares so classified with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation is as follows:

         A description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class of common stock of the Corporation is set forth in the Corporation's Charter, and has not been changed by the Board of Directors of the Corporation.

         THIRD: The shares aforesaid have been duly classified by the Board of Directors of the Corporation pursuant to the authority and power contained in the Charter of the Corporation.

         IN WITNESS WHEREOF, The Enterprise Group of Funds, Inc. has caused these presents to be signed in its name and on its behalf by its Chairman and witnessed by its Secretary on September 22, 1998.

WITNESS                                      THE ENTERPRISE GROUP OF FUNDS, INC.



-----------------------------------          -----------------------------------
Catherine R. McClellan                       Victor Ugolyn
Secretary                                    Chairman


         THE UNDERSIGNED, Chairman of The Enterprise Group of Funds, Inc., who executed on behalf of said corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges that the foregoing Articles Supplementary are the act of the said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                             -----------------------------------
                                             Victor Ugolyn
                                             Chairman